UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 13, 2010

FISCHER-WATT GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	0-17386 (Commission File Number)	88-0227654 (IRS Employer Identification #)
2582 Taft Court, Lakewood, Colorado 80215 (Address of Principal Executive Office)

(303) 232-0292

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On October 1, 2008, Fischer-Watt Gold Company, Inc. (the “Company”) entered into a binding letter agreement with Tournigan Energy Ltd. (“TVC”) to acquire its wholly-owned United States subsidiary, Tournigan USA Inc. (“TUSA”).  The prime asset in TUSA is its portfolio of mineral claims and leases on over 55,000 acres in Wyoming, South Dakota and Arizona that cover some of the most prospective uranium-bearing geology in the United States.  The Company reported the entry into this material definitive agreement on the Company's Current Report on Form 8-K filed with the Commission on October 6, 2008.

On July 13, 2011, the Company renegotiated its debt and property interests with TVC concerning its uranium properties in the western United States.  TVC has agreed to defer receipt of its debt and property interests by converting these Company liabilities to a two percent (2%) net smelter return (“NSR”) royalty interest on uranium properties within the Company’s current areas of work.

Under the terms of its existing agreement with TVC, the Company had the following obligations:

a)

$600,000 remained owing to TVC, payable from fifty percent (50%) of the proceeds of future equity financings;

b)

TVC retained a 30% carried interest on the Company’s uranium properties in Wyoming, South Dakota and Arizona through to feasibility on any project on these properties;

c)

After completion of a feasibility on a project, TVC could elect to convert its interest to a 30% contributory working interest in the project, or its interest would be diluted to a five percent (5%) net profits interest.

Under the renegotiated terms, TVC will:

a)

Forgive the $600,000 payable by the Company;

b)

Convert its interests in the Company’s properties to a two percent (2%) NSR royalty up to a maximum of $10,000,000;

c)

The Company is entitled to buy back up to one-half of this royalty for $3,000,000 at any time up to July 13, 2016, and thereby reduce the remaining royalty to a one percent (1%) NSR royalty capped at $5,000,000;

d)

The NSR royalty will apply to any uranium production by the Company in the Wyoming counties of Carbon, Fremont, Sublette and Sweetwater, and the South Dakota county of Fall River. These are all areas where the Company currently holds uranium property interests.

Section 9 – Financial Statement and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

10.1	Amending Agreement, dated July 13, 2011, between Fischer-Watt Gold Company, Inc. and Tournigan Energy Ltd.
99.1	News Release, dated July 13, 2011

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER-WATT GOLD COMPANY, INC.

By:	/s/ Peter Bojtos
Peter Bojtos President and Chief Executive Officer

Dated:  July 14, 2011

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